As filed with the Securities and Exchange Commission on April 3, 2008.
Registration No. 333-59376

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOMANETICS CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN	38-2394784
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1653 East Maple Road
Troy, Michigan 48083-4208
(248) 689-3050
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Bruce J. Barrett
President and Chief Executive Officer
Somanetics Corporation
1653 East Maple Road
Troy, Michigan 48083-4208
(248) 689-3050
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert J. Krueger
Honigman Miller Schwartz and Cohn LLP
2290 First National Building
Detroit, Michigan 48226-3506
(313) 465-7452
Fax No.: (313) 465-7453

     Approximate date of commencement of proposed sale to the public: After the effective date of this Registration Statement, depending upon market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered (1)	Per Share *	Price (2)	Registration Fee (3)
Common Shares, par value $.01 per share	1,225,000	$2.065	$2,529,625.00	$684.04

(1)	Reflects the deregistration of 100,000 shares that were not sold prior to the termination of the offering.

(2)	Estimated solely for the purpose of computing the registration fee, based on the average of the high and low reported sale prices of the Registrant’s common shares on April 16, 2001 as reported on The Nasdaq SmallCap Market, pursuant to Rule 457(c).

(3)	The registration fee was paid upon the filing of the original registration statement.

SIGNATURES

     This Post-Effective Amendment No. 1 is being filed (1) to deregister 100,000 Common Shares that were not sold prior to the termination of the offering, and (2) to disclose the completion of the offering of the remaining shares.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on April 3, 2008.

SOMANETICS CORPORATION (Registrant)
By:	/s/ Bruce J. Barrett
Bruce J. Barrett
Its: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Bruce J. Barrett Bruce J. Barrett	President and Chief Executive Officer and a Director (Principal Executive Officer)	April 3, 2008
/s/ William M. Iacona William M. Iacona	Vice President and Chief Financial Officer, Controller, and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 3, 2008
/s/ James I. Ausman James I. Ausman, M.D., Ph.D.	Director	April 3, 2008
/s/ Daniel S. Follis Daniel S. Follis	Director	April 3, 2008
/s/ Robert R. Henry Robert R. Henry	Director	April 2, 2008
/s/ John P. Jumper John P. Jumper	Director	April 2, 2008
/s/ Richard S. Sorensen Richard R. Sorensen	Director	April 3, 2008

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